UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FCB Financial Holdings, Inc.
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April 3, 2017
Dear Stockholder,
We are pleased to invite you to join our 2017 Annual Meeting of Stockholders. We will hold this important meeting at the New York offices of Kramer Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036 on May 15, 2017 beginning at 9:30 a.m. (local time).
Information relevant to the business to be conducted at the Annual Meeting, as well as other information that may be of interest to you, is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
We will be using the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, it is likely that you will not receive paper copies of our proxy materials. We have instead mailed to our stockholders a notice with instructions for accessing our proxy materials and voting by means of the Internet. The notice also contains instructions regarding the means by which our stockholders may obtain paper copies of our proxy materials if they so choose.
We hope that you will plan to attend the Annual Meeting. Your vote is important and to ensure that your shares will be represented and voted at the Meeting, we urge you to vote as soon as possible, even if you plan to attend. We have made arrangements allowing you to vote using the Internet, the telephone, or, if you receive a paper proxy card, postal mail service. If you attend the Annual Meeting, you will have the option of voting your shares in person even if you previously voted your proxy.
On behalf of the Board of Directors, thank you for your continued support and we look forward to seeing you at this year’s Annual Meeting.
Sincerely,
/s/ Kent S. Ellert
Kent S. Ellert
Chief Executive Officer

FCB FINANCIAL HOLDINGS, INC.
2500 Weston Road, Suite 300
Weston, Florida 33331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FCB Financial Holdings, Inc., a Delaware corporation, will be held at the offices of Kramer Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036 on May 15, 2017 beginning at 9:30 a.m. (local time) for the following purposes:

1.	To elect Vincent S. Tese, Les J. Lieberman and Stuart I. Oran as Class III Directors for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders;

2.	To approve, on a nonbinding advisory basis, the compensation of our named executive officers (commonly referred to as “say-on-pay”);

3.	To ratify the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

4.	To transact such other business as may properly come before the Meeting and at any adjournments or postponements of the Meeting.
You are urged to carefully consider the important information relating to these matters which is contained in the Proxy Statement accompanying this notice.
Our Board of Directors has fixed March 9, 2017, as the record date for the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Meeting. A complete list of those stockholders entitled to vote at the Annual Meeting will be made available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the Annual Meeting at our principal executive offices and at the Annual Meeting.
A proxy for use at the Annual Meeting in the form attached to this notice is being solicited by and on behalf of the Board of Directors of the Company from the holders of our Class A Common Stock. Stockholders with shares registered in their name or with appropriate documents may withdraw their proxies at the Meeting in the event they attend the Meeting and desire to vote in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.
The approximate date on which the Proxy Statement, the accompanying proxy and our 2016 Annual Report, including financial statements, will first be made available to stockholders is April 3, 2017.

By order of the Board of Directors,

/s/ Stuart I. Oran
Stuart I. Oran Corporate Secretary
Weston, Florida
April 3, 2017

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
As permitted under the rules and regulations of the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. Instead, a Notice of Internet Availability of Proxy Materials will be sent with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and for voting by means of the Internet. The notice will also provide information regarding the procedure by which stockholders may obtain paper copies of our proxy materials if they so choose. Our notice of 2017 Annual Meeting, Proxy Statement and 2016 Annual Report to Stockholders are available at www.floridacommunitybank.com under the Investor Relations tab and www.envisionreports.com/FCB.

TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS ABOUT OUR PROXY MATERIALS AND THE ANNUAL MEETING		1

Q:	Why am I receiving these materials?	1

Q:	What is contained in these materials?	1

Q:	Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?	1

Q:	Why did I receive more than one notice?	1

Q:	How do I get electronic access to the proxy materials?	1

Q:	What am I voting on?	2

Q:	Who can vote?	2

Q:	What if my shares are registered in more than one person’s name?	2

Q:	How do I vote?	2

Q:	What happens if I don’t give specific voting instructions on my proxy card?	2

Q:	Can I change my mind after I vote?	3

Q:	Can I vote at the Annual Meeting?	3

Q:	How many shares must be present to conduct business at the Annual Meeting?	3

Q:	How many votes are needed to elect directors?	3

Q:	How many votes are needed to approve, on a nonbinding advisory basis, our named executive officer compensation?	3

Q:	How many votes are needed to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm?	3

Q:	Who will count the vote?	3

Q:	Who will pay the cost of soliciting votes for the Annual Meeting?	3

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I get an additional copy of the materials?	4

Q:	Is my vote confidential?	4

Q:	How can I get a copy of FCB Financial Holdings, Inc.’s Annual Report on Form 10-K?	4

Q:	Where can I find the voting results of the Annual Meeting?	4

MATTERS SUBMITTED TO STOCKHOLDERS		5

PROPOSAL 1 - ELECTION OF DIRECTORS		5

Class I Directors (term expiring in 2018)		6

Class II Directors (term expiring in 2019)		7

2500 Weston Road, Suite 300
Weston, Florida 33331
PROXY STATEMENT
FREQUENTLY ASKED QUESTIONS ABOUT
OUR PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
You are receiving these materials because you were a stockholder of FCB Financial Holdings, Inc. at the close of business on March 9, 2017, the date for determining those persons entitled to notice of, and to vote at, our 2017 Annual Meeting of Stockholders which is being held at the New York offices of Kramer Levin Naftalis & Frankel LLP on May 15, 2017 beginning at 9:30 a.m. (local time), and any adjournment or postponement of that Meeting. Our Board of Directors is furnishing these materials in connection with its solicitation of proxies for use at the Annual Meeting. In these materials, the Board of Directors is referred to as the “Board” and FCB Financial Holdings, Inc. is referred to as “we,” “us” or the “Company”.

Q:	What is contained in these materials?

A:
Our proxy materials consist of this Proxy Statement and our 2016 Annual Report to Stockholders, which contains our audited financial statements. If you are receiving a printed version of these materials by mail, a proxy card and related return envelope, will be included in the materials.

Q:	Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?

A:
Under rules adopted by the U.S. Securities and Exchange Commission, or SEC, we have the ability to furnish our proxy materials over the Internet if we send each stockholder of record and each beneficial owner a written notice that the materials are available by Internet. All stockholders will have the ability to access our proxy materials on the website specified in the notice, free of charge, or to request that a printed set of the materials be sent to them. Instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials may be found in the notice. Stockholders may also request to receive proxy materials electronically by e-mail on an on-going basis.

Q:	Why did I receive more than one notice?

A:
If you received more than one notice, you have multiple accounts with brokers or our Transfer Agent. Please vote all of these shares. We also recommend that you contact your broker or our Transfer Agent, as applicable, to consolidate as many accounts as possible under the same name and address. Our Transfer Agent is Computershare Investor Services, Inc., which can be contacted by telephone at (800) 368-5948.

Q:	How do I get electronic access to the proxy materials?

A:
Our Proxy Statement and Annual Report to Stockholders are available on our website at www.floridacommunitybank.com under the Investor Relations tab and www.envisionreports.com/FCB. The Notice of Internet Availability of Proxy Materials provides detailed instructions regarding how to view the proxy materials on the Internet, to execute a proxy and to instruct us to send future proxy materials to you electronically by e-mail. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	What am I voting on?

A:	You are being asked to vote on the following:

•	The election of Vincent S. Tese, Les J. Lieberman and Stuart I. Oran as Class III Directors for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders;

•	To approve, on a nonbinding advisory basis, the compensation of our named executive officers (commonly referred to as “say-on-pay”);

•	The ratification of the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

•	Such other business as may properly come before the Meeting and at any adjournments or postponements of the Meeting.
As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before our Annual Meeting.

Q:	Who can vote?

A:
All persons that own shares of our Class A Common Stock directly in their name as the stockholder of record or indirectly through a broker, bank or other nominee as of the close of business on March 9, 2017 are entitled to cast one vote for each share owned. On that date, we had 42,274,440 shares of Class A Common Stock outstanding and entitled to vote.

Q:	What if my shares are registered in more than one person’s name?

A:
If you own shares that are registered in the name of more than one person, each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy must be given and a certificate must be furnished showing evidence of appointment.

Q:	How do I vote?

A:	You have four alternative methods to cast your vote. You may vote:

•	Over the Internet;

•	By telephone;

•	By completing, signing and returning the proxy card, if you requested to receive printed copies of our proxy materials; or

•	By attending the Annual Meeting and voting in person.
The Notice of Internet Availability of Proxy Materials contains instructions regarding access to your proxy card, which contains Internet and telephone voting instructions. If you requested to receive printed copies of our proxy materials, instructions for voting over the Internet, by telephone and by mail are set forth on the proxy card. Please follow the applicable instructions carefully.

Q:	What happens if I don’t give specific voting instructions on my proxy card?

A:
If you are a stockholder of record and submit a signed proxy card or submit your proxy by telephone or over the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendation of the Board. If currently unanticipated matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

If you hold your shares in street name with a broker, bank or other nominee and do not provide specific voting instructions, then under the rules of the New York Stock Exchange, the broker, bank or other nominee holding your shares can generally vote the shares on routine matters, but cannot vote the shares on non-routine matters. At the Annual Meeting, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is considered a routine matter, and the other proposals which are scheduled to be voted on, or which may be properly presented at the Meeting for a vote, are considered non-routine matters. If the broker, bank or other nominee holding your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee holding your shares will inform the inspector of elections that it does not have authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Shares represented by broker non-votes will be counted in determining the existence of a quorum, but are not deemed entitled to vote and, therefore, will have no effect on the outcome of the voting other than to reduce the number of shares present in person or by proxy and entitled to vote from which the number of votes required for approval is calculated.

Q:	Can I change my mind after I vote?

A:	Yes, you can change your vote at any time before the polls close at the Annual Meeting. There are four methods by which you can effect a change in your vote:

•	Vote again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 14, 2017;

•	Give written notice to the Corporate Secretary at the address specified on the first page of this Proxy Statement;

•	Deliver a later-dated proxy; or

•	Vote in person at the Annual Meeting.

Q:	Can I vote at the Annual Meeting?

A:
Yes, if you attend the Annual Meeting in person. Even if you plan to be present at the Annual Meeting, we urge you to vote your shares by proxy. If you vote your shares by proxy, you can change your mind and vote your shares at the Annual Meeting if you attend in person.

Q:	How many shares must be present to conduct business at the Annual Meeting?

A:
In order to conduct business at the Annual Meeting, a majority of the outstanding shares of our Class A Common Stock entitled to vote at the Meeting must be present in person or by proxy. This is typically referred to as a quorum.

Q:	How many votes are needed to elect directors?

A:
Directors are elected by a plurality of the votes cast in the election of directors, either in person or by proxy. Accordingly, the three nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes have no effect on the outcome of the election.

Q:	How many votes are needed to approve, on a nonbinding advisory basis, our named executive officer compensation?

A:
The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the 2017 Annual Meeting and entitled to vote on the matter. A properly executed proxy marked “abstain” with respect to the approval of the compensation of our named executive officers will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the approval of our executive compensation, they will have the same effect as negative votes or votes against the matter.

Q:	How many votes are needed to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm?

A:
Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the Meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against the matter.

Q:	Who will count the vote?

A:	A representative of Computershare Investor Services, Inc. will tabulate the votes and act as the inspector of election.

Q:	Who will pay the cost of soliciting votes for the Annual Meeting?

A:
The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing our proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its Transfer Agent, brokerage firms and other persons representing beneficial owners of shares of our Class A Common Stock for their expenses in forwarding solicitation material to such beneficial owners. We have engaged D.F. King & Co., Inc. to assist with the solicitation of votes for approximately $6,500, plus expenses. If you have questions on voting or need assistance, please call them at (212) 269-5550 (banks and brokers) and all others call (866) 751-6312 (toll-free).

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I get an additional copy of the materials?

A:
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of those stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the proxy materials will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, or to receive a separate copy in the future, you may write or call us at the following address and telephone number:

FCB Financial Holdings, Inc.
Attn: Investor Relations
2500 Weston Road, Suite 300
Weston, Florida 33331
(305) 668-5420
Stockholders who hold shares in street name with a broker, bank or other nominee may contact their nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.

Q:	Is my vote confidential?

A:
Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed by the inspector of election except where (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you or (iii) we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced following the Annual Meeting.

Q:	How can I get a copy of FCB Financial Holdings, Inc.’s Annual Report on Form 10-K?

A:
Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, are available to stockholders free of charge on our website at www.floridacommunitybank.com under the Investor Relations tab or by writing to FCB Financial Holdings, Inc., Investor Relations, 2500 Weston Road, Suite 300, Weston, Florida 33331. The Company’s 2016 Annual Report to Stockholders accompanies this Proxy Statement and contains a copy of our Annual Report on Form 10-K for the year ended December 31, 2016.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary results at the Annual Meeting and disclose preliminary, or final if available, results in a Current Report on Form 8-K within four business days after the Annual Meeting.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1-ELECTION OF DIRECTORS
The business and affairs of the Company are managed by and under the direction of the Board of Directors, subject to any limitations and restrictions set forth in our Restated Certificate of Incorporation, our Amended and Restated By-laws and the General Corporation Law of Delaware. Historically, our directors also have served as directors of our wholly-owned subsidiary, Florida Community Bank, N.A., or the Bank. Our directors’ service on the Board of Directors of the Bank is subject to applicable regulatory consent or non-objection.
Our Board is currently comprised of eleven members. The number of members of the Board may be fixed from time to time by resolution of the Board, but shall not be less than seven nor more than fifteen. The Board is divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Each director currently serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected such that the term of one class expires at each annual meeting (subject to the scheduled future transition to one-year terms described in the following paragraph). The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.
Our Restated Certificate of Incorporation provides that after the first re-election of Class III directors for a three-year term (which election of Class III directors is scheduled to occur at our 2017 Annual Meeting), each subsequent election of directors at any subsequent annual meeting shall elect the directors elected at such meeting for a one-year term expiring at the Company’s next annual meeting thereafter. Accordingly, at the 2018 Annual Meeting the Class I directors whose term expires at the 2018 Annual Meeting (or their successors) will stand for election for a term that expires at the 2019 Annual Meeting; at the 2019 Annual Meeting the Class I directors elected at the 2018 Annual Meeting (or their successors), as well as the Class II directors whose term expires at the 2019 Annual Meeting (or their successors), will stand for election for a term that expires at the 2020 Annual Meeting; and at the 2020 Annual Meeting all directors (or their successors) will stand for election for a term that expires at the 2021 Annual Meeting, so that at the 2020 Annual Meeting, and thereafter, all directors of the Company be will elected annually to serve one-year terms expiring at the next annual meeting following their election.
Acting on the recommendation of the Board’s Nomination and Governance Committee, the Board has nominated Vincent S. Tese, Les J. Lieberman and Stuart I. Oran for election as Class III directors for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders. Set forth below is biographical information concerning each of these nominees. The biographical information includes a description of the nominee’s specific experience, qualifications, attributes and skills that the Nomination and Governance Committee and the Board considered in determining to recommend the nominee for election to the Board. The stated ages of the nominees are as of the date of the Annual Meeting.
Vincent S. Tese, 74. Vincent S. Tese has served as Executive Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Tese has served as the Bank’s Executive Chairman and as a director of the Bank since January 22, 2010. Mr. Tese, a lawyer, investment advisor and cable television executive, served New York State by appointment of Governor Mario M. Cuomo from the outset of the Cuomo Administration through December 1994. Appointed State Superintendent of Banks in 1983, Mr. Tese in March 1985 was named Chairman and Chief Executive Officer of the Urban Development Corporation and, in 1987, Director of Economic Development for New York State, which added to his portfolio the titles of Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. He was appointed a Commissioner of the Port Authority of New York and New Jersey in 1991 and elected its vice chairman in 1992. From 1973 to 1977, he was a partner in Tese & Tese, attorneys, and from 1977 to 1982 a partner in the Sinclair Group, involved in commodities trading and investment management. In 1976, Mr. Tese co-founded Cross Country Cable TV, which operated CATV systems in New Jersey, Virginia, Illinois, Arizona, California and Puerto Rico. He recently served as Chairman of Cross Country Wireless, CATV systems in Riverside, San Diego and Los Angeles, California and in several other states. Cross Country Wireless was sold to Pacific Telesis in July of 1995. Mr. Tese is also a director of several corporations, including AMC Networks, Inc., ICE Clear Credit LLC, Intercontinental Exchange, Inc., Mack-Cali Realty Corporation, Madison Square Garden, Inc. and New York Racing Association, Inc. In addition, he is Trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese received a Bachelor’s degree in accounting from Pace University in 1966 and following two years as first lieutenant with the U.S. Army, a Juris Doctor degree from Brooklyn Law School in 1972 and a Master of Laws degree in taxation from New York University School of Law in 1973. Mr. Tese’s extensive experience in the banking and finance industries provides the Board of Directors with insight into regulatory and related matters and his leadership and visibility as a member of various other boards of directors provide the Company with considerable value as to business and economic perspective and other matters.

Les J. Lieberman, 60. Les J. Lieberman has served as Executive Vice Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Lieberman has served as the Bank’s Executive Vice Chairman and as a director of the Bank since January 22, 2010. Until December 31, 2009, as the executive managing director, Mr. Lieberman actively managed Sterling Partners, LLC, a merchant banking and asset management business that he founded in 1999. Sterling Partners was the investment manager of Suez Equity Investors, L.P., a private equity fund of which Mr. Lieberman was the managing general partner. Prior to founding Sterling Partners, Mr. Lieberman served as Executive Managing Director of Indosuez Capital, the middle market U.S. lending business of Banque Indosuez. In that role, he was responsible for all merchant banking, senior loan and mezzanine debt underwriting, subordinated debt investing, private equity investment and asset management activities of Indosuez Capital, including loan origination, analysis, approval and monitoring. From 1989 to 1992, Mr. Lieberman served as a Managing Director in the mergers and acquisitions department of Kidder Peabody & Co., where he also was a member of the investment banking department’s operating committee. From 1985 to 1989, he headed the Financial Services M&A Group at Drexel Burnham Lambert, an investment banking firm, where he was responsible for mergers and acquisitions involving banking institutions. Prior to that, Mr. Lieberman was at the accounting firm of Main Hurdman, where he was a Certified Public Accountant. Mr. Lieberman received a Master of Business Administration degree from the University of Pennsylvania’s Wharton School of Business and Finance and a Bachelor of Arts degree from Franklin and Marshall College, where he was elected to Phi Beta Kappa. Mr. Lieberman possesses valuable experience in a broad array of bank and finance related areas including as the founder and the senior manager of the U.S. division of a global bank that focused on underwriting, lending, private equity investing and asset management; as a senior banker and a senior management member in financial services mergers and acquisitions; and as a former CPA. This experience enables him to bring to the Board of Directors valuable insight regarding a variety of areas of the Bank including investment activity, risk management, credit review, acquisition analysis and capital markets.
Stuart I. Oran, 66. Stuart I. Oran has served as Secretary and as a director of the Company since October 1, 2010, and as Secretary and as a director of the Bank since January 22, 2010. He served as Executive Vice President and Chief Administrative Officer of the Company from November 3, 2009 to December 31, 2012, and of the Bank from January 22, 2010 to December 31, 2012. Mr. Oran is a Partner at Liberty Hall Capital Partners, a private equity firm focused on the acquisition of businesses serving the aerospace and defense sectors. From 1994 to 2002, he was a senior executive at United Airlines/UAL Corporation, an international air carrier traded on the NASDAQ Stock Exchange, with global responsibility for their legal, governmental and regulatory affairs and profit and loss responsibility for United’s International Division ($6 Bn/ 12,000 employees), and was CEO of its business aviation line of business. Previously, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which he joined in 1974. Mr. Oran is a director of OHA Investment Corporation, a specialty finance business listed on NASDAQ, Red Robin Gourmet Burgers, a national casual dining chain listed on NASDAQ, and Accurus Aerospace Corporation and AIM Aerospace, privately held aerospace businesses, and has been a director of Wendy’s International, Inc., the owner and franchisor of the Wendy’s® restaurant system, which is listed on the New York Stock Exchange, and Deerfield Capital Corp, an institutional asset manager that was listed on NASDAQ. Mr. Oran received a Bachelor of Science degree from Cornell University and a Juris Doctor degree from the University of Chicago Law School. Mr. Oran’s years of experience as a merchant banker, business executive and practicing attorney, his years of regulatory oversight experience, and as a director of several public and private companies, enables him to bring to the Board of Directors important perspectives on issues relating to regulatory and governance matters, corporate finance and leadership.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS
Set forth below is biographical information concerning each of those directors whose term of office will continue after the Annual Meeting. The stated ages of the nominees are as of the date of the Annual Meeting.

Class I Directors (term expiring in 2018)
Kent S. Ellert, 53. Kent S. Ellert is a founding member and Chief Executive Officer of FCB Financial Holdings, Inc. Mr. Ellert has served as Chief Executive Officer of the Company since March 22, 2013, as Chief Operating Officer of the Company from November 3, 2009 to March 21, 2013, and as a director of the Company since October 1, 2010. Mr. Ellert has served as Chief Executive Officer of the Bank since January 26, 2013, as Chief Operating Officer of the Bank from January 22, 2010 to January 25, 2013, and as a director of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Premier American Bank on January 22, 2010, Mr. Ellert assisted us with the identification of target depository institutions as a consultant to the Company.
Mr. Ellert began his banking career in 1985 and in 1989 joined Wachovia (legacy First Union), beginning a career path of leadership in key markets throughout the state of Florida. During his tenure at Wachovia, he served as President of the North Florida, Broward, and Gulf Coast regions and held a leadership role in the successful mergers of Wachovia and SouthTrust Bank. In 2007, Mr. Ellert joined Fifth Third Bank as South Florida President and Chief Executive Officer. In the midst of the most turbulent times in Florida banking history, he saw great opportunity to build a strong independent Florida bank which led him to begin his pursuit leading to the formation of FCB Financial Holdings, Inc.
He is currently a member of Enterprise Florida, serving as the New Board Investor. In the past, he has served on the board of directors of Florida Gulf Coast University, Lutgert College of Business and is a prior member of the board of the Economic Development Council, where he was the Vice Chairman of the Membership and Investment Committee. Mr. Ellert held the position of Chair of the Museum of Science and Discovery and Deliver the Dream where he supported various civic and social initiatives. Mr. Ellert is a graduate of the University of Texas at Austin, where he received his Bachelor of Business Administration degree in accounting, and the University of Houston, where he received his Master in Business Administration degree with a concentration in finance. Mr. Ellert brings to the Bank valuable experience in the management and operations of a regional bank, and his experience and contacts in the Florida region also serve as a valuable resource for the Board of Directors.
Howard R. Curd, 78. Howard Curd has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. A seasoned executive, Mr. Curd has been Chairman of the Board and Chief Executive Officer of Uniroyal Global Engineered Products, Inc. since 2003. He recently retired as a director of A. Schulman, Inc., an international supplier of plastic compounds and resins and NASDAQ listed company, having served on its Audit Committee and as Chair of its Strategic Planning Committee. He has also served as a director of KeySpan Corporation and its predecessors, and of Emcore Corporation. Mr. Curd brings a long history of banking and general business experience to the Board of Directors.
Gerald Luterman, 73. Gerald Luterman has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. Mr. Luterman served as Executive Vice President and Chief Financial Officer of KeySpan Corporation, a large gas distribution and integrated energy company, from 1998 to 2007, when KeySpan was acquired by National Grid plc. Before joining KeySpan, Mr. Luterman was Senior Vice President and Chief Financial Officer of Arrow Electronics. In addition, Mr. Luterman was a principal with Booz-Allen & Hamilton. Mr. Luterman is currently a director of HRG Group Inc., a New York Stock Exchange-listed diversified holding company where he serves on the audit, compensation and governance and nomination committees. Mr. Luterman is also currently a trustee of the Lutheran Medical Center. Mr. Luterman served on the boards of directors of NRG Energy from 2008 to 2014, IKON Office Solutions, Inc. from 2003 to 2008 and U.S. Shipping Partners from 2006 to 2009. He is a member of the Financial Executive Institute and the American Gas Association, where he previously served as Chairman of the Finance Committee. Mr. Luterman brings many years of experience as a chief financial officer, which, among other things, provides the Board of Directors with valuable insight into financial direction, financial statements and general corporate finance matters for the Bank and the Company.
Paul Anthony Novelly, 73. Tony Novelly has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 23, 2010. He is Chairman and Chief Executive Officer of Apex Oil Company, Inc., a privately held company based in St. Louis, Missouri engaged in the trading, storage, marketing and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly is President and a director of AIC Limited, a Bermuda-based oil trading company, Chairman and CEO of World Point Terminuls, LP, which owns and operates petroleum storage facilities in the United States, and Chief Executive Officer of St. Albans Global Management, Limited Partnership, LLP, which provides corporate management services. He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots and rainwear and other consumer products, and serves as Chairman and CEO of FutureFuel Corp., a publicly held owner and operator of a biofuel and specialty chemical plant in Batesville, Arkansas. Mr. Novelly brings extensive expertise in business, commodities, and consumer products to the Board of Directors.

Class II Directors (term expiring in 2019)
Alan S. Bernikow, 76. Alan Bernikow has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP, or D&T, a global professional services firm. Prior to that, Mr. Bernikow held various senior executive positions at D&T and certain of its predecessor companies, which he joined in 1977. Mr. Bernikow currently serves as a director of Revlon, Inc., a worldwide cosmetics and beauty care products company listed on the New York Stock Exchange, as a director and chairman of the audit committee and compensation committee of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange. He also serves as a director or trustee, and chairman of the audit committees, of certain funds for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates, serves as investment advisor, sub-advisor or manager. As a result of Mr. Bernikow’s long career in various operating and directorship positions, he provides the Board of Directors with business, leadership and management experience and insights into many aspects of our operations.
Thomas E. Constance, 81. Thomas E. Constance has served as a director of the Company since October 1, 2010, and as a director of the Bank since March 15, 2010. Mr. Constance is Co-Chairman, and since 1994 a partner, of Kramer Levin Naftalis & Frankel

LLP, a law firm based in New York City which the Company has retained to provide certain legal services. From 1973 to 1994, Mr. Constance was with the law firm of Shea & Gould. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He has served as a director of SIGA Technologies, Inc. since 2001. Mr. Constance received a Bachelor of Science degree from New York University and a Bachelor of Law degree from St. John’s University School of Law. As a practicing attorney, Mr. Constance brings to the Board of Directors an extensive history of counseling both public and private companies with respect to governance matters and other legal-related issues that may arise.
William L. Mack, 77. Bill Mack has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. He is the Chairman and founder of the Mack Real Estate Group, a director of the Hudson’s Bay Company, the Chairman of the board of directors and Chairman of the Executive Committee of the board of directors of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and the President and Senior Managing Partner of The Mack Company. Mr. Mack has served as a member of the Mack-Cali board of directors and as Chairman of the Executive Committee of that board since 1997, and as its Chairman since 2000. At The Mack Company, Mr. Mack pioneered the development of large, class A office properties and helped to increase The Mack Company’s real estate portfolio to approximately 20 million square feet. Mr. Mack previously served as the Chairman and Founder of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.) from 1993 to 2013. In addition, Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC. He previously served as a board member of the Regional Advisory Board of JPMorgan Chase from 1995 to 2013; as a member of the boards of directors of Retail Opportunity Investments Corporation, from 2009 to 2010; City and Suburban Financial Corporation, from 1988 to 2007; Vail Resorts, Inc., from 1993 to 2004; and Wyndham International, Inc., from 1999 to 2005. Mr. Mack is a vice chairman of the North Shore-Long Island Jewish Health System, chairman of the board for the Solomon R. Guggenheim Foundation, and Trustee and Executive Committee member of Lenox Hill Hospital. He also is trustee emeritus of the Board of Trustees of the University of Pennsylvania and Chairman of the Board of Overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a Bachelor of Science degree in business administration and finance and real estate from New York University. Mr. Mack’s extensive business experience, particularly in the area of real estate, provides the Board of Directors with valuable insight with respect to matters related to real estate banking products offered by the Bank.
Frederic Salerno, 73. Fred Salerno has served as a director of the Company since October 1, 2010, and as a director of the Bank since July 28, 2010. Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon’s predecessor) from August 1997. Before the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Mr. Salerno is a director of Akamai Technologies, Inc., Intercontinental Exchange, Inc., and Associated Capital. He earned a Master of Business Administration degree from Adelphi University and is a trustee of Manhattan College. Mr. Salerno brings many years of business experience to the Board of Directors, which, among other things, provides the Board of Directors with valuable insight into general corporate and business matters for the Bank and the Company.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Governance Role of the Board of Directors
Our business and affairs are managed under the direction of the Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. The Board establishes overall corporate policies, evaluates our chief executive officer and senior leadership team, and acts as an advisor and counselor to management. The Board also oversees our business strategy and planning, as well as the performance of management in executing our comprehensive business plan and managing our day-to-day operations.
Board Role in Oversight of Risk
Our Board of Directors, together with the board of directors of the Bank and the executive, audit, compensation and nomination and governance committees of the boards of directors of the Company and the Bank, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. In addition, the boards of directors of the Company and the Bank have established the Joint Enterprise Risk Management Committee consisting of independent directors, to assist in the oversight of risk. These committees report regularly to the Bank’s full board of directors on risk-related matters and provide the Bank’s board of directors with integrated insight about the Bank’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, the Bank’s board of directors has a Loan and Credit Policy Committee and Asset/Liability Management and Investment Committee, each of which provides risk management for the Bank in their respective areas of oversight. The management of the Bank also provides reports to our management and boards of directors regarding risk management.
In addition, the Company’s management also provides additional risk oversight at the holding company level by assisting the Bank with the management of our securities portfolio, loan review, internal audit, compliance and asset liability/liquidity structure. The Bank’s board of directors has also established a management-level Enterprise Risk Management Committee to assist in the oversight of risk.
The Bank and the Company typically hold joint meetings, reflecting the identical composition of the boards of directors of such entities. At meetings of the Bank’s board of directors and its committees, directors receive regular updates from management regarding risk management. The Bank’s chief risk officer, chief financial officer and chief credit officer, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Ellert, our Chief Executive Officer, and lead management’s risk discussions at meetings of the Bank’s board of directors and its committees. Given the joint nature of the meetings of the Bank and the Company, the contents of such discussions are also conveyed to our Board of Directors in situations where it is appropriate to address such matters at the holding company level. Outside of formal meetings, members of our Board of Directors and the board of directors of the Bank have regular access to senior executives of the Bank, including the chief credit officer and chief financial officer.
Director Independence
The Board of Directors currently consists of 11 members. In order to determine which of our directors may qualify as independent directors, we have adopted the director independence standards of the New York Stock Exchange. The Board of Directors has reviewed each of the directors’ relationships with the Company in conjunction with such standards and has affirmatively determined that the following 7 members of the Board of Directors are “independent” within the meaning of such rule: Messrs. Curd, Bernikow, Luterman, Novelly, Mack, Constance, and Salerno.
Board Leadership Structure
The Executive Chairman of the Board of Directors presides at all meetings of the Board of Directors of the Company. The Executive Chairman is appointed on an annual basis by the members of the Company’s Board of Directors, to serve at its pleasure. The offices of Executive Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company are separated-Mr. Tese has been appointed as Executive Chairman of the Company’s Board of Directors and Mr. Ellert is the Company’s Chief Executive Officer. The Company does not have a fixed policy with respect to the separation of the offices of the Chairman or Executive Chairman of the Board of Directors and Chief Executive Officer of the Company. We believe that the separation of the offices is currently appropriate and that it is in our best interests to make these determinations from time to time.
Board of Directors Meetings and Attendance
The Board of Directors held five meetings during 2016. All of the directors attended at least 75% of the total of all meetings of the Board and Board committees on which they served during 2016.
Committees of the Board of Directors
The standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, and Nomination and Governance Committee, as well as the Joint Enterprise Risk Management Committee of the Company and the Bank. Each standing committee operates under a written charter. Copies of the charters for the Audit Committee, the Compensation Committee and the Nomination and Governance Committee are available on our website at www.floridacommunitybank.com under the Investor Relations tab and may also be obtained without charge by written request to Investor Relations, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.
Executive Committee
The Company’s Executive Committee consists of three directors (Messrs. Tese, Lieberman and Ellert). Mr. Tese serves as Chairman of the Executive Committee. The Executive Committee’s primary purpose is to act on behalf of the full Board of Directors during the intervals between meetings of the Board, usually when timing is critical. The Executive Committee may also, from time to time, formulate and recommend to the Board of Directors for approval general policies regarding management of the business and affairs of the Company. The Executive Committee of the Company has the power to authorize and approve on behalf of the Company, any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the incremental capital contributed by the Company to the Bank (or such other qualified subsidiary of the Company, if any, as may effect such acquisition) in order to effect such acquisition does not exceed $125 million. The Executive Committee of the Bank has the power to authorize and approve on behalf of the Bank any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the asset size of the acquisition target as reported on the acquisition target’s most recent Call Report does not exceed 15% of the Bank’s total assets as reported on its most recent Call Report.
Audit Committee
The Company’s Audit Committee consists of three directors (Messrs. Bernikow, Luterman and Salerno), all of whom have been determined to be independent by the Board of Directors. The Board of Directors also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined in applicable SEC regulations, and that each of them meets the New York Stock Exchange standard of possessing accounting or related financial management expertise. Mr. Bernikow serves as the chairman of the Audit Committee, whose primary duties include the oversight of (i) the independent registered public accounting firm’s qualifications and independence; (ii) the performance of the Company’s internal audit function and independent registered public accounting firm; and (iii) management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Company, assure the integrity of the Company’s financial statements and maintain compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations. The Audit Committee charter also mandates that the Audit Committee pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee held four meetings during 2016.
Compensation Committee
The Company’s Compensation Committee consists of five directors (Messrs. Salerno, Bernikow, Curd, Novelly and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Salerno serves as Chairman of the Compensation Committee. The Compensation Committee held five meetings during 2016.
The Compensation Committee reviews and recommends to the Board policies relating to compensation and benefits of our officers. The Compensation Committee also has authority to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including, without limitation, the Executive Chairman and the Executive Vice Chairman and other members of senior management, evaluates the performance of these officers in light of those goals and objectives, and recommends to the Board the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. Under the Compensation Committee charter, the Compensation Committee may delegate its responsibilities to subcommittees of the Compensation Committee as necessary or appropriate, and has the authority to approve the delegation of authority to the Company’s director of human resources or other appropriate officer to administer and amend the Company’s compensation and benefits programs, including the authority to interpret the program in individual cases when appropriate.
The Compensation Committee has the authority under its charter to retain or obtain the advice of compensation consultants, independent legal counsel or other advisors to assist with the execution of its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of the work of such consultants, independent legal counsel and other advisors. In 2016, the Compensation Committee engaged Compensation Advisory Partners, LLC as an independent advisor to assist the Compensation Committee in determining and evaluating director and executive officer compensation. Compensation Advisory Partners reported directly to the Compensation Committee and provided the following consulting services to the Compensation Committee in 2016:

•	Analysis of director and executive officer compensation as compared to industry data and evaluation of current practices and market trends in the banking industry; and

•	Advisory services concerning several director and executive officer compensation related issues.
The Compensation Committee assessed the independence of Compensation Advisory Partners, taking into consideration all factors specified in the New York Stock Exchange listing standards. Based on this assessment, the Compensation Committee determined the engagement of Compensation Advisory Partners did not raise any conflict of interest.
Nomination and Governance Committee
The Company’s Nomination and Governance Committee consists of four directors (Messrs. Mack, Novelly, Bernikow and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Mack serves as Chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nomination and Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to our Board concerning governance matters as well as reviewing and making recommendations to the Board regarding Board compensation. The Nomination and Governance Committee held one meeting during 2016.

Joint Enterprise Risk Management Committee
The Joint Enterprise Risk Management Committee of the Company and the Bank consists of three directors (Messrs. Curd, Constance and Salerno), all of whom have been determined to be independent by our Board of Directors. Mr. Curd serves as Chairman of the Joint Enterprise Risk Management Committee. The purpose of the Joint Enterprise Risk Management Committee is to assist the boards of directors of the Company and the Bank in fulfilling their responsibilities with respect to ensuring that an effective process is in place for the ongoing identification and assessment of risk, approving risk appetite and related metrics and reviewing risk profile, approving risk management policies, monitoring certain regulator-mandated requirements, and assessing the overall adequacy of the risk management function.
Compensation Committee Interlocks and Insider Participation
None of the directors who serve on the Compensation Committee of the Company and the Bank has ever been employed by the Company or the Bank. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our boards of directors or on our Compensation Committee.
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines are available on our website at www.floridacommunitybank.com under the Investor Relations tab.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. The code of business conduct and ethics is available on our website at www.floridacommunitybank.com under the Investor Relations tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Director Compensation
Each director who is not an employee of the Company receives an annual cash retainer of $100,000 per calendar year as compensation for his services as a member of the Board of Directors as well as an annual equity-based award. We do not pay our employee-directors any additional compensation for their services as directors. During the fiscal year ended December 31, 2016, non-employee directors of the Company received total compensation as shown in the following table:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Alan S. Bernikow	100,000	-	68,300	-	-	-	168,300
Thomas E. Constance	100,000	-	68,300	-	-	-	168,300
Howard R. Curd	100,000	-	68,300	-	-	-	168,300
Gerald Luterman	100,000	-	68,300	-	-	-	168,300
William L. Mack	100,000	-	68,300	-	-	-	168,300
Paul Anthony Novelly	100,000	-	68,300	-	-	-	168,300
Stuart I. Oran	100,000	-	68,300	-	-	156,246(2)	324,546
Frederic Salerno	100,000	-	68,300	-	-	-	168,300
(1) The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K.

(2)	Reflects fees paid to Mr. Oran in respect of consulting services rendered on a variety of securities and corporate governance related matters.

The table below shows the aggregate number of stock options and stock awards held by directors (other than Messrs. Ellert, Tese and Lieberman) as of December 31, 2016.

Stock Option (In Shares) (1) (2)
Alan S. Bernikow	203,000
Thomas E. Constance	203,000
Howard R. Curd	190,000
Gerald Luterman	190,000
William L. Mack	190,000
Paul Anthony Novelly	5,000
Stuart I. Oran	236,390
Frederic Salerno	203,000
(1) All stock options included in this table were awarded with a ten-year term.
(2) Excludes 2009 Warrants.
Director Nominating Process
The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nomination and Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nomination and Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.
The Nomination and Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nomination and Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nomination and Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nomination and Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company’s annual meetings of stockholders.
Candidates Nominated by Stockholders
The Nomination and Governance Committee will also consider nominees recommended by stockholders. Pursuant to our Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nomination and Governance Committee for election at the 2018 Annual Meeting may do so by delivering written notice, no earlier than January 15, 2018 and no later than February 14, 2018, of such nominees’ names to FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2018 Annual Meeting of stockholders and at the time of the 2018 Annual Meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company’s Amended and Restated By-Laws.
The Company’s Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company’s Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the “Nominating Person”). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company’s Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a Proxy Statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2018 Annual Meeting to nominate the person named in the notice.
The Company’s Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the Proxy Statement as a nominee and serve as a director if elected, that would be required to be disclosed in a Proxy Statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.
For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company’s Amended and Restated By-Laws.
No candidates for director nominations were submitted by any stockholder in connection with the 2017 Annual Meeting.
Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company’s Corporate Secretary at FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.
The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.
Executive Sessions
The rules of the New York Stock Exchange require the non-management directors of the Company to regularly meet in executive session without management. In 2016, non-management directors of the Company met in executive session on four occasions. The Company’s Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Salerno currently serves as the Lead Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Lead Director, see “Communications with the Board of Directors” above.
Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management’s consent to retain outside advisors.
Attendance at Annual Meeting
As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the New York Stock Exchange. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2016 were timely filed, except a Form 4 reporting one stock option grant by the Company was filed late on behalf of each of Messrs. Curd, Luterman, Novelly, Bernikow, Constance, Mack, Salerno and Oran.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, including the matters described in the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP, as required by applicable requirements of the PCAOB, regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP its independence.
Based on the Audit Committee’s review of and discussions regarding the Company’s audited consolidated financial statements and the Company’s internal control over financial reporting with management, the Company’s internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.
Respectfully submitted,
Audit Committee
Alan S. Bernikow, Chairman
Gerald Luterman
Frederic Salerno

EXECUTIVE OFFICERS
Set forth below is certain information, as of the date of the Annual Meeting, concerning our executive officers and those of the Bank:

Name	Age	Position
Kent S. Ellert	53	President and Chief Executive Officer
Vincent S. Tese	74	Executive Chairman
Les J. Lieberman	60	Executive Vice Chairman
Jennifer L. Simons	57	Senior Vice President and Chief Financial Officer
James E. Baiter	53	Executive Vice President and Chief Credit Officer of the Bank
Kent S. Ellert.-See Class I Directors above.
Vincent S. Tese.-See Proposal 1-Election of Directors above.
Les J. Lieberman.- See Proposal 1-Election of Directors above.
James E. Baiter. James E. Baiter has served as Executive Vice President and Chief Credit Officer of the Bank since January 22, 2010. On May 1, 2014 the Bank entered into an employment agreement with James E. Baiter providing for a term of employment ending April 30, 2017. From October 2009 until our purchase of certain assets of Premier American Bank on January 22, 2010, Mr. Baiter, along with Mr. Ellert, assisted us with the identification of target depository institutions as a consultant to the Company. Prior to working for the Bank, Mr. Baiter worked alongside Mr. Ellert as a consultant for Southeast Acquisition Holding Corp. From August 2007 until October 2008, Mr. Baiter was Director of Commercial Real Estate and Special Assets of Fifth Third Bank-South Florida. Prior to joining Fifth Third Bank, Mr. Baiter worked for Wachovia (legacy First Union) for sixteen years, most recently as Commercial Banking Director for Wachovia’s Broward/Palm Beach County markets from 2001 to 2007. In that capacity, he was responsible for marketing and administration of a team specializing in wholesale banking. He also held various other positions with Wachovia from 1991 until 2007, including Senior Risk Manager, Senior Portfolio Manager and Commercial Banking Officer. Prior to joining Wachovia in 1991, Mr. Baiter was a Corporate Banking Officer at Southeast Bank, N.A. Mr. Baiter is a graduate of Washington State University, where he received his Bachelor of Science degree in finance.
Jennifer L. Simons. Jennifer L. Simons has served as Senior Vice President and Chief Financial Officer of the Bank since March 1, 2016. Ms. Simons joined the Bank in December 2014 as Chief Accounting Officer. Prior to joining the Bank, Ms. Simons was a Vice President and Senior Finance Manager at PNC Bank - Pittsburgh, Pennsylvania from March 2010 through December 2014. In that capacity, she was responsible for accounting, regulatory, and finance matters. Prior to joining PNC Bank, Ms. Simons worked for U.S. Bancorp as a Vice President, Senior Manager, where she was responsible for accounting and finance matters related to acquired portfolios, mortgage banking, investments and treasury activities. Ms. Simons is a graduate of University of Wisconsin Madison, where she received her Bachelor of Science degree in accounting.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS ("SAY-ON-PAY")
As required by Section 14A of the Securities Exchange Act, the Board of Directors is providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is referred to as a "Say-on-Pay" vote. At our 2016 Annual Meeting, a majority of stockholders voted, on a nonbinding advisory basis, to have a say on pay each year. This vote is referred to as a “say on frequency” vote. The next say on frequency vote will occur no later than our 2022 Annual Meeting.
As described in more detail under the heading "Compensation Discussion and Analysis," we believe that the compensation program for our named executive officers is designed to enhance stockholder value by (i) closely aligning compensation with our performance on both a short-term and long-term basis; (ii) linking compensation to specific, measurable results; and (iii) attracting and retaining key executive talent in the banking industry. More specifically, we believe that each of the compensation programs that we have developed and implemented satisfies one or more of the following specific objectives:

•	motivate and focus our executive officers through incentive compensation programs directly tied to our financial performance;

•	encourage synergies between all business units by aligning rewards with long-term overall Company performance and stockholder value;

•	provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

•	enhance our ability to attract and retain skilled and experienced executive officers;

•	align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company; and

•	provide rewards commensurate with performance and with competitive market practices.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers generally, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Because the vote is advisory, it will not be binding upon the Board of Directors and we will not be required to take any action as a result of the outcome of the vote. However, our Board of Directors values the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, our Board of Directors will consider the stockholders' concerns and evaluate whether any actions are necessary to address those concerns.
For the reasons set forth above, and the others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:
"RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program, policies and practices with respect to the compensation of our executive officers who appear in the “Summary Compensation Table” below (referred to collectively throughout this section as our “named executive officers”). Our named executive officers for the fiscal year ended December 31, 2016 were:

•	Vincent Tese, Executive Chairman of the Company and the Bank;

•	Les J. Lieberman, Executive Vice Chairman of the Company and the Bank;

•	Kent S. Ellert, President and Chief Executive Officer of the Company and the Bank;

•	James E. Baiter, Executive Vice President and Chief Credit Officer of the Bank; and,

•	Jennifer L. Simons, Senior Vice President and Chief Financial Officer.
Financial Highlights
In evaluating the compensation of our named executive officers, we focus on the relationship between such compensation and the performance of the Company. The three years ended December 31, 2016 has been a period of extraordinary growth and financial performance for the Company. In 2016, the Company achieved record results across its key strategic areas:
In addition, 2016 saw:

•	Net income increase by 87% to $99.9 million;

•	Net interest income increase by 23% to $260.1 million; and,

•	Efficiency Ratio (1) decrease by 20% to 44.6%
(1) The efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

Operating Highlights
With 16 consecutive quarters of record earnings, $9 billion in assets and nearly $1 billion in capital, the Company has built one of the leading independent banking franchises in the State of Florida. In 2016, the Bank recorded a return on average assets of more than 1.2%, performance that places it in the top quartile of the SNL U.S. Bank $5B-$10B Index, and a 12% return on tangible common equity. The Bank’s 2016 performance also produced over $2 billion in new loans across its three primary product lines, while growing its deposit base by $1.9 billion or 35%. As of December 31, 2016, the new loan portfolio totaled $6.3 billion, growing 36% or $1.6 billion in the last twelve months. The Bank has averaged over $300 million in new loan fundings per quarter over the last three years, evenly distributed among commercial and industrial, commercial real estate and residential loans. Despite this rapid growth, asset quality has remained high with virtually no non-performing loans in the originated commercial portfolio and a year-over-year decline in lending policy exceptions.
Stockholder Returns
Our stock price performance similarly out-paced our peers with a cumulative stock price growth of approximately 128% vs. 16% and 36%, respectively for the Standard & Poor's (S&P) 500 Index and the SNL U.S. Bank $5B-$10B Index since our initial public offering in August 2014. The following graph compares the cumulative total stockholders’ return on our Class A Common Stock compared to the cumulative total returns for the Standard & Poor’s (S&P) 500 Index and the SNL U.S. Bank $5B-$10B Index from August 1, 2014 (the date our Class A Common Stock commenced trading on the NYSE) through December 31, 2016. The comparison assumes that $100 was invested on August 1, 2014 in our Class A Common Stock and in each of the indices. The cumulative total return on each investment assumes reinvestment of dividends (if applicable).

Recognized Industry Leader
The Bank was recognized for its exceptional achievements during 2016 by the following awards:

•	Ranked #10 in Forbes 2017 “Best Banks in America”

•	Sandler O’Neill Bank Sm-All Stars: Class of 2016

•	American Banker Top Mid-Tier Banks, published May 2016

•	Ernst & Young Entrepreneur of the Year © - 2016 Award in the Financial Services Category in Florida

•	Latin Builders Association - Mortgage Lender of the Year Award

•	South Florida Business Journal 2016 Power Leaders

High Quality Safety and Soundness Profile
One of the most important indicators of safety and soundness is the quality of an institution's regulatory relationships. In 2016, the Company completed both targeted and full scope OCC exams as well as a comprehensive Federal Reserve exam. The Company terminated its FDIC Loss Sharing Agreements in early 2015, and was released from its Shelf Charter Operating Agreement in late 2014. The Company has maintained a valuable working relationship with its regulators and our results may be characterized as consistent and positive.
Objectives of Executive Compensation
Our executive compensation program for all of our executives, including our named executive officers, is designed to pay for performance. The Company provides a mix of compensation elements including base salary, annual cash bonuses, and long-term incentives. The majority of each named executive officer’s pay is variable and performance based. A significant portion is provided in the form of equity. In addition the executive compensation program is designed to achieve the following objectives:

•
Attract and retain management through meaningful and competitive compensation programs with a primary focus on long-term equity incentives that require continued employment with long-term vesting periods.

•
Align the interests of executive officers with the long-term interests of our stockholders by rewarding our named executive officers with long-term incentives that promote long-term stockholder value creation.

•	Promote stock ownership through providing executive officers with equity incentives and requiring executives to retain meaningful exposure to Company equity through stock ownership guidelines.

•
Reward our Named Executive Officers for performance by granting incentive compensation (cash bonus + equity) tied primarily to the Company’s overall performance and as appropriate to their individual contributions.

Oversight of Executive Compensation Program and Role of the Compensation Committee
The Company’s executive compensation program (which includes the compensation of our named executive officers) is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is comprised entirely of independent directors, is responsible for determining the compensation of the executives, including the named executive officers, of the Company and the Bank and for overseeing the Company’s and the Bank’s executive compensation and benefits programs. In order to put in place executive compensation that reflects our objectives, the Compensation Committee, assisted by our independent compensation consultant, reviews company and industry results, market compensation data and trends for similarly sized financial institutions and also considers the regulatory framework in which we operate.
The Compensation Committee does not set specific targets for compensation but reviews each element of compensation – base salary, annual cash bonuses, and long-term incentives – and determines the appropriate amount of total compensation to be awarded, as discussed below. Within the framework of the programs approved by the Compensation Committee, management provides input to the Compensation Committee on compensation actions for executive officers and key select employees based on their evaluation of individual and Company performance. In making decisions regarding the compensation for the named executive officers, the Compensation Committee focuses primarily on the Company’s overall performance measured in four key strategic areas: growth in core income, loans and deposits, and shareholder returns. In addition the Compensation Committee considers the safety and soundness of the institution and its compliance with regulatory requirements.

List of Best Practices

What We Do	What We Don't Do
• Pay for Performance: Emphasize incentive compensation tied to overall company and individual performance	• No tax gross-ups
• Maintain stock ownership guidelines	• No SERPs
• “Double trigger” on equity awards	• No hedging, short selling, or use of derivatives
• Retain an independent compensation consultant	• No repricing of stock options
• Subject all incentives to risk adjustment and clawback	• No excessive perquisites or benefits
• Conduct annual risk review
• Engage with shareholders

2016 Compensation Decisions

(1)
Excludes $950,000 paid to Mr. Ellert in connection with his April 1, 2016 agreement to extend his covenant not to compete from one year to two years after a termination of his employment. See “Employment Agreements-Kent S. Ellert”

Highlights

•	CEO salary remains unchanged

•	Cash bonus reflects record performance on key metrics well in excess of budgeted goals and prior year’s strong performance

•	Payout demonstrates Compensation Committee’s recognition of outstanding financial results, CEO's leadership role and Company’s emergence as a leading banking institution

•
Long-term incentives consisted of performance-based restricted stock granted in March 2016, which achieved the 2016 performance condition and two-thirds of the grant remains subject to service conditions

Elements of Compensation

Element	Objective/Description	Actions in 2016
Base Salary	• Fixed compensation vehicle • Reviewed annually and adjusted for scope of responsibility and performance
•
CEO: No increase in 2016, last adjustment in 2015 to recognize significant growth in assets, deposits and overall complexity of business operations
•
Other named executive officers: No increases in 2016

Annual Cash Incentive Bonus (Executive Incentive Plan)
•
EIP creates a pool based on a specified percentage of Core Pre-Tax Profit and allocates a specified percentage of the pool to each participant (specifically, the CEO, the Executive Chairman and the Executive Vice Chairman)
•
Payouts are determined on overall bank performance in addition to achieving levels of Core Pre-Tax Profits
•
Maximum payment of $3 million to any one individual

•
Committee determined the maximum size of the pool based on Core Pre-Tax Profits which was in excess of budgeted results
•
Maximum pool for 2016 was $6 million and was allocated as follows:
◦
Mr. Ellert: $3 million
◦
Messrs. Tese and Lieberman: $1.5 million

Long-Term Equity (2016 Equity Incentive Plan)	• Aligns executives with long-term value creation • Ability to grant options, restricted stock, restricted stock units, or performance vehicles
•
2016 equity grant was in the form of performance-based restricted stock
•
Threshold performance of 85% of Budgeted Core Pre-Tax Income met
•
Two-thirds of the 2016 award remains subject to additional service conditions

Executive Incentive Plan
On March 23, 2015, upon the recommendation of the Compensation Committee, the Board approved the FCB Financial Holdings, Inc. Executive Incentive Plan. At the Company’s 2015 Annual Meeting, the Company’s stockholders approved the Executive Incentive Plan. The Executive Incentive Plan and the awards thereunder serve as an important element of the total compensation package of certain employees of the Company, providing additional annual and long-term incentives, both of which are cash awards that are subject to achievement of specified performance goals, in order to retain persons whose efforts are expected to facilitate the long-term growth and profitability of the Company.
Similar to 2016 awards, on March 15, 2017, the Compensation Committee confirmed its approval of annual awards under the Executive Incentive Plan to each of Messrs. Ellert, Tese and Lieberman, in respect of fiscal year 2017, in amounts equal to 2.5%, 1.25% and 1.25%, respectively, of the Company’s Core Pre-Tax Profits for fiscal year 2017 (defined as the Company’s net income before taxes as adjusted to remove the impact of annual incentive awards under the Executive Incentive Plan and of any unplanned non-recurring events, acquisitions or dispositions of a business, discontinued operations, restructuring charges, and changes in accounting rules or regulations). The Compensation Committee retains the discretionary right to reduce the amount to be paid to the Plan participants under these awards. Such awards are to be settled in cash as soon as practicable following certification and determination by the Compensation Committee.
Management Long-Term Incentive Plan
On December 15, 2015, upon the recommendation of the Compensation Committee, the Board approved the FCB Financial Holdings, Inc. Management Long-Term Incentive Plan. While Mr. Baiter and Ms. Simons each received awards, Messrs. Ellert, Tese and Lieberman are ineligible to receive awards under the Management Long-Term Incentive Plan. The Management Long-Term Incentive Plan, like the Executive Incentive Plan, and the awards thereunder serve as an important element of the total compensation package of managerial employees of the Company, providing additional long-term incentives, consisting of cash awards that are subject to positive or negative adjustment based on the corresponding variance between budgeted and actual Core pre-tax income, in order to attract, retain and motivate persons whose efforts are expected to facilitate the long-term growth and profitability of the Company.
2016 Stock Incentive Plan
At the Company’s 2016 Annual Meeting, the Company’s stockholders approved the 2016 Stock Incentive Plan. The 2016 Stock Incentive Plan and the awards thereunder serve as an important element of the total compensation package of certain employees of the Company, providing additional long-term incentives in order to attract, retain and motivate persons whose efforts are expected to facilitate the long-term growth and profitability of the Company. The plan provides for grants such as stock options, restricted stock, restricted stock units, unrestricted stock and performance-based awards. All grants under the Plan are expected to have vesting provisions, and the 2016 Stock Incentive Plan specifically requires a “double trigger,” that is, no acceleration as a result of a change of control unless it is followed by a termination of the grantee’s employment without cause within 12 months of the specific consummation of the change in control. Specifically, and except as otherwise provided in an award certificate, if a grantee’s employment is terminated without cause within 12 months after the consummation of a change in control transaction, the unvested portion of the grant immediately vests, provided that if the grant is subject to the achievement of performance criteria, the grant will vest only to the extent the performance criteria are met at the time of such termination. The only exceptions to that policy currently contained in any award certificate under any of the Company’s compensation plans permits the acceleration of the vesting schedule if within 12 months after the consummation of a change in control, the grantee terminates his or her employment for Good Reason (as defined in the grantee’s employment agreement).
On March 29, 2016, the Compensation Committee approved awards of 60,606, 30,303 and 30,303 restricted shares under the 2016 Stock Incentive Plan to each of Messrs. Ellert, Tese and Lieberman, respectively. The restricted shares were subject to forfeiture when granted. Provided the performance criteria are met and the recipient is still an employee on the applicable date, one-third of the restricted shares were scheduled to vest (i.e., no longer be subject to forfeiture) on each of December 31, 2016, 2017 and 2018. The applicable performance criteria were met by the Company’s achievement of Core Pre-Tax Profits for 2016 in excess of 85% of the budgeted Core Pre-Tax Profits for 2016, and accordingly one-third of the restricted shares vested on December 31, 2016.
Other Long-Term Equity-Based Compensation
On March 30, 2015, the Compensation Committee approved a long-term incentive award granted pursuant to our Executive Incentive Plan in respect of the three-year performance period ending December 31, 2017. The award granted Mr. Ellert a total of 68,040 cash phantom units (“CPUs”), each of which is the equivalent in value to a share of our Class A Common Stock. The amount payable in settlement of such CPUs is equal to the sum of (i) the number of CPUs earned multiplied by the Applicable Value (as defined in the incentive award) plus (ii) an amount equal to the cash dividends payable on one share of our Class A Common Stock during the Performance Period multiplied by the number of CPUs earned. The number of CPUs earned is based on a schedule under which 0% is earned if the Applicable Value is less than $20.00, 50% is earned if the Applicable Value is $25.00, 100% is earned if the Applicable Value is $30.00, 125% is earned if the Applicable Value is $35.00, and 150% is earned if the Applicable Value is $40.00 or more, with the percentage of CPUs earned to be determined by proportionate interpolation if the Applicable Value is between any of the Applicable Values set forth in such schedule. The amount payable in settlement of such CPUs will be payable in cash or, in the discretion of the Compensation Committee, in whole or in part, in shares of Class A Common Stock having an equivalent value based on the Applicable Value, in 2018 as soon as practicable following certification and determination by the Compensation Committee, but no later than March 15, 2018.
Role of Compensation Consultant
The Compensation Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Compensation Committee retained Compensation Advisory Partners LLC (CAP), to provide independent compensation consulting services, particularly in light of the complex regulatory environment in which we operate. CAP has also provided the Committee with a review of competitive market practices within the banking industry for similar sized institutions.

Stock Ownership Guidelines
The Board has approved guidelines by which the Company will require its executive officers to own, or have the vested right to acquire, an amount of the Company’s common stock with an aggregate value equal to the minimum ownership requirement for such executive officer’s level/position as follows:

Level/Position	Minimum Ownership Requirement
Chief Executive Officer	5x Annual Base Salary
All Other Executive Officers	3x Annual Base Salary

Each of our named executive officers satisfied this requirement as of December 31, 2016. We believe that these guidelines ensure that executive officers hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the executive officers. Each executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines. The Company’s Executive Stock Ownership Guidelines are available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.
Clawback Policy
The Board has adopted a clawback policy that provides that if the financial statements of the Company are required to be restated due to intentional misconduct and/or fraud, the Compensation Committee will, when deemed appropriate in its discretion, direct that the Company seek to recover all or a portion of any affected award made to officers who have engaged in the intentional misconduct and/or fraud that caused the need for the restatement with respect to any fiscal period of the Company. The amount to be recovered from such individual will be up to the estimated amount by which the affected award exceeded the amount that would have been paid to (or received by) the employee had the Company’s financial statements been properly stated. The Company’s Clawback Policy is available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.
Prohibition on Repricing and Repurchasing Certain Awards
The Board has adopted a policy providing for the prohibition of the repricing of stock options or stock appreciation rights or the purchase of underwater stock options or stock appreciation rights for cash, in each case, without the prior approval of the Company’s stockholders. The Company’s Policy on Repricing Options and Stock Appreciation Rights and Purchasing Underwater Options and Stock Appreciation Rights is available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.
Anti-Hedging Policy
The Board has adopted a policy to prohibit all employees and directors of the Company from entering into hedging transactions or similar arrangements with respect to the Company’s securities. The Company’s anti-hedging policy is set forth in the Company’s Securities Trading Policy, which is available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.
Employment Arrangements with Named Executive Officers
Each of our named executive officers, other than Ms. Simons have entered into employment agreements with the Bank. The employment agreements set forth the compensation terms of each such named executive officer’s employment. In accordance with their employment agreements, the named executive officers party thereto are entitled to receive certain benefits if their employment is terminated by the Bank without cause (or by the executive for good reason) or in connection with a change of control. For additional information regarding certain provisions of each named executive officer’s employment agreement, see “Employment Agreements”.
Limited Perquisites
The named executive officers are entitled to receive limited perquisite benefits including reimbursement for travel and business related expenses, and a monthly car allowance or car (including insurance, maintenance, and fuel). These benefits are described in greater detail under “Employment Agreements.”
Tax Implications
The Compensation Committee takes into consideration the requirements for a public company in order to maintain tax deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. It is possible, however, that awards intended to qualify for such tax deduction may not do so. Moreover, the Compensation Committee may, in certain circumstances, approve compensation arrangements that include compensation which is not tax deductible.

Compensation Risk Assessment
At least annually, the Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers, and whether such policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.
We believe our compensation programs strike the appropriate balance between short-term and long-term components. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions works to mitigate the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company’s compensation program also is subject to internal controls, and we rely on principles of sound governance and good business judgment in administering our compensation programs.
Based on its assessment in 2016, the Compensation Committee has determined, in its reasonable business judgment, that the Company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company, and instead promote behaviors that support long-term sustainability and stockholder value creation. In particular, the Compensation Committee believes that Mr. Ellert’s total compensation package for 2016 was well-aligned with the performance of the Company, and Mr. Ellert’s individual, exceptional contribution.
Report of the Compensation Committee
The following report of the Compensation Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Frederic Salerno, Chairman
Alan S. Bernikow
Howard R. Curd
Gerald Luterman
Paul Anthony Novelly

Summary Compensation Table
The following table sets forth information concerning all compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers, collectively referred to as “named executive officers” in this Proxy Statement, for all services rendered in all capacities to us and our subsidiaries for the three most recent fiscal years of the Company.

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Kent S. Ellert	2016	950,000	-	2,086,089	-	3,000,000 (7)	-	9,317	6,045,406
Chief Executive Officer	2015	841,539	-	-	-	4,111,896 (8)	-	1,500	4,954,935
of the Company and the Bank (3)	2014	597,500	1,600,000	-	593,000	-	-	6,400	2,796,900

Jennifer L. Simons	2016	225,000	130,000	-	431,000	-	-	12,834	798,834
Senior Vice President and Chief Financial Officer of the Company and the Bank

Vincent S. Tese	2016	500,000	-	1,044,544	-	1,500,000 (7)	-	-	3,044,544
Executive Chairman of the	2015	500,000	-	-	-	1,276,500 (9)	-	-	1,776,500
Company and the Bank (4)	2014	500,000	1,000,000	-	-	-	-	-	1,500,000

Les J. Lieberman	2016	500,000	-	1,044,544	-	1,500,000 (7)	-	6,346	3,050,890
Executive Vice Chairman of the	2015	500,000	-	-	-	1,276,500 (9)	-	-	1,776,500
Company and the Bank (5)	2014	500,000	1,000,000	-	-	-	-	-	1,500,000

James Baiter	2016	400,000	300,000	-	215,500	-	-	11,633	927,133
Chief Credit Officer (6)	2015	361,539	300,000	-	-	200,000 (10)	-	12,019	873,558
	2014	291,058	250,000	-	296,500	-	-	9,662	847,220

(1)
The amounts in the “stock awards” column reflect the aggregate grant date fair value of the stock and option awards received during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or FASB ASC Topic 718. The fair value of the awards is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements for the three year period ended December 31, 2016 included in our Annual Report on Form 10-K.

(2)
Consists of Company contributions to the Company’s 401(k) plan, and, in the case of Ms. Simons and Messrs. Ellert and Baiter, the personal use of a company-owned automobile or an allowance for use of a personal vehicle, the cost of which for the years indicated is set forth below:

	2014	2015	2016
Kent S. Ellert	-	-	$1,367
Jennifer L. Simons	-	-	$9,000
James Baiter	$5,129	$3,942	$3,684
(3) The foregoing table does not include (i) certain options awarded to Mr. Ellert in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (ii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Ellert with an estimated fair value of $89,964 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $89,964), and (iii) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,654). See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016 included in our Annual Report on Form 10-K. The foregoing table also excludes $950,000 paid to Mr. Ellert in connection with his April 2016 agreement to extend his covenant not to compete from one year to two years after termination of his employment. See “Employment Agreements-Kent S. Ellert.”

(4)
The foregoing table does not include (i) a 2013 modification to the expiration date of certain 2009 Warrants extending the expiration date thereof (with respect to which the Company recorded and expense of $1,081,230 at July 31, 2014, (iii) certain options awarded to Mr. Tese in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the July 31, 2014 cancellation of certain 2010 Warrants held by

Mr. Tese with an estimated fair value of $449,820 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $449,820), and (iv) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016 included in our Annual Report on Form 10-K.

(5)
The foregoing table does not include (i) a 2013 modification to the expiration date of certain 2009 Warrants extending the expiration date thereof (with respect to which the Company recorded an expense of $1,081,230 at July 31, 2014, (ii) certain options awarded to Mr. Leiberman in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Leiberman with an estimated fair value of $449,820 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $449,820), and (iv) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016, included in our Annual Report on Form 10-K.

(6)
The foregoing table does not include certain options awarded to Mr. Baiter in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $173,600). See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016, included in our Annual Report on Form 10-K.

(7)	Represents amounts paid on December 8, 2016 pursuant to an annual award granted under our Executive Incentive Plan on March 30, 2016.

(8)
Represents the sum of (i) $2,553,100 actually paid on December 16, 2015 pursuant to an annual award granted under our Executive Incentive Plan on March 23, 2015; and (ii) $1,558,796 being the estimated fair value of 68,040 cash phantom units awarded under our Executive Incentive Plan on March 30, 2015 in respect of a three-year performance period ending December 31, 2017. See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016, included in our Annual Report on Form 10-K.

(9)
Represents the amount actually paid on December 16, 2015 pursuant to an annual award granted under our Executive Incentive Plan on March 30, 2015. See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016, included in our Annual Report on Form 10-K.

(10)
Represents the target value of the 2015 award granted to Mr. Baiter under the Company’s Management Long-Term Incentive Plan, pursuant to which the actual amount payable at the conclusion of the performance period (a three year period ending December 31, 2018) is subject to positive or negative adjustment based on our actual core pre-tax income relative to our budgeted core pre-tax income. See Note 14 to our consolidated financial statements for the three year period ended December 31, 2016, included in our Annual Report on Form 10-K.

Grants of Plan-Based Awards Table
The table below provides information regarding stock and option awards granted to the named executive officers during 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kent S. Ellert	5/16/2016	$3,000,000	60,606		$2,089,089
Jennifer L. Simons	8/8/2016	-	50,000	$36.11	$431,000
Vincent S. Tese	5/16/2016	$1,500,000	30,303		$1,044,544
Les J. Lieberman	5/16/2016	$1,500,000	30,303		$1,044,544
James Baiter	8/8/2016	-	25,000	$36.11	$215,500
(1) Reflects the aggregate grant date fair value of the stock and option awards made during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K.

Outstanding Equity Awards at 2016 Year-End
The following table provides a summary of equity awards outstanding as of December 31, 2016 for the named executive officers:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Kent S. Ellert	300,000	-		$20.00	9/26/2010	9/26/2020	40,404	(5)	$1,927,271	68,040	$3,245,508
	200,000	-		$21.00	1/10/2011	1/10/2021
	75,000	-		$20.62	3/8/2012	3/8/2022
	300,000	150,000	(1)	$19.75	12/23/2013	12/23/2023
	66,667	33,333	(2)	$19.75	4/29/2014	4/29/2024
Jennifer L. Simons	2,500	5,000	(2)	$27.73	3/23/2015	3/23/2025
	-	50,000	(3)	$36.11	8/8/2016	8/8/2026
Vincent S. Tese	127,510	-		$20.00	12/9/2009	12/9/2019	20,202	(5)	$963,635
	24,023	-		$20.00	3/29/2010	3/29/2020
	95,134	-		$21.00	1/10/2011	1/10/2021
	300,000	150,000	(1)	$19.75	12/23/2013	12/23/2023
Les J. Lieberman	127,510	-		$20.00	12/9/2009	12/9/2019	20,202	(5)	$963,635
	24,023	-		$20.00	3/29/2010	3/29/2020
	95,134	-		$21.00	1/10/2011	1/10/2021
	300,000	150,000	(1)	$19.75	12/23/2013	12/23/2023
James Baiter	50,000	-		$20.00	3/29/2010	3/29/2020
	100,000	-		$21.00	1/10/2011	1/10/2021
	50,000	-		$20.62	3/8/2012	3/8/2012
	10,000	-		$19.75	11/19/2013	11/19/2023
	26,667	13,333	(4)	$19.75	12/23/2013	12/23/2023
	33,334	16,666	(2)	$19.75	4/29/2014	4/29/2024
	-	25,000	(3)	$36.11	8/8/2016	8/8/2026

(1) The options vested immediately upon issuance; however, one-third of such options first became exercisable on February 6,
2015, one-third of such options became exercisable on February 6, 2016 and the remaining options became exercisable on
February 6, 2017.
(2) One-third of the options become exercisable on the first, second and third anniversaries of the option grant date.
(3) All of the options become exercisable on the fifth anniversary of the option grant date, subject to acceleration upon certain events.
(4) The options vested on December 23, 2016, but did not become exercisable until February 6, 2017.
(5) One-third of the restricted stock vested on December 31, 2016, an additional one-third will vest on December 31, 2017, with the remaining one-third vesting on December 31, 2018.

Option Exercises and Stock Vested in 2016
The following table provides information concerning the vesting of restricted stock and time and performance vested restricted stock units during the most recently completed year for each of the named executive officers on an aggregate basis. No named executive officer exercised options in 2016.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kent S. Ellert	20,202	$963,635
Jennifer L. Simons	—	—
Vincent S. Tese	10,101	$481,818
Les J. Lieberman	10,101	$481,818
James Baiter	—	—

Employment Agreements
The Bank currently has employment agreements with Kent S. Ellert, Vincent S. Tese, Les J. Lieberman and James E. Baiter. We have included below descriptions of the current employment agreements for each of these named executive officers.
Kent S. Ellert - President and Chief Executive Officer of the Company and the Bank
On July 18, 2014, the Bank entered into an employment agreement with Mr. Ellert, which was subsequently amended on September 1, 2015, April 1, 2016, and December 6, 2016, which provides for a term of employment ending April 30, 2019.
Pursuant to Mr. Ellert’s employment agreement, as amended, Mr. Ellert is entitled to an annual base salary of $950,000, effective May 1, 2015. Mr. Ellert is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. Commencing in 2016, Mr. Ellert’s target annual bonus will be 200% of his base salary (as in effect at the end of the year). The actual amount of the annual bonus with respect to a year may range from 0% to 300% of his base salary (as in effect at the end of the year), subject to any limitation on the amount and other terms contained in the Bank’s annual incentive plan. The Bank will also reimburse Mr. Ellert for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provide Mr. Ellert with a car, and cover the costs associated with the operation of the car, including insurance, maintenance and fuel.
In connection with the December 2016 amendment Mr. Ellert’s employment agreement, the Bank and Mr. Ellert agreed to remove a provision, which expired by its terms on August 6, 2015, entitling Mr. Ellert to an additional payment (a “Gross--Up Payment”) in the event any payments to him became subject to excise tax. Currently, Mr. Ellert is not entitled any such Gross-Up Payments.
The Bank may terminate Mr. Ellert’s employment with or without cause, and Mr. Ellert may terminate his employment with or without good reason. Mr. Ellert’s employment may also be terminated in cases of death, disability, or following a change of control. He may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Ellert, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”
Under his employment agreement, as amended, Mr. Ellert is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of two years after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Ellert’s employment or any time thereafter, Mr. Ellert is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Ellert), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).
As part of the consideration for Mr. Ellert’s agreement to amend his employment agreement, as of April 1, 2016, to extend the period of his covenant not to compete or solicit from one year to two years after a termination of his employment, Mr. Ellert received a lump sum cash payment of $950,000, in addition to a grant of 60,606 shares of restricted stock under the Company’s 2016 Stock Incentive Plan.

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Ellert for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.
Vincent S. Tese - Executive Chairman of the Company and the Bank
On July 18, 2014, which was subsequently amended on December 6, 2016, the Bank entered into a non-exclusive employment agreement with Mr. Tese providing for a term of employment ending April 30, 2019.
Pursuant to his employment agreement, Mr. Tese is entitled to an annual base salary of $500,000, effective May 1, 2014. Mr. Tese is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Tese for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provide Mr. Tese with a car, and cover the costs associated with the operation of the car, including insurance, maintenance and fuel.
The Bank may terminate Mr. Tese’s employment with or without cause, and Mr. Tese may terminate his employment with or without good reason. Mr. Tese’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Tese, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”
Under his employment agreement, Mr. Tese is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Tese’s employment or any time thereafter, Mr. Tese is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Tese), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).
Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Tese for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.
Les J. Lieberman - Executive Vice Chairman of the Company and the Bank
On July 18, 2014, which was subsequently amended on December 6, 2016, the Bank entered into a non-exclusive employment agreement with Mr. Lieberman providing for a term of employment ending April 30, 2019.
Pursuant to his employment agreement, Mr. Lieberman is entitled to an annual base salary of $500,000, effective May 1, 2014. Mr. Lieberman is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Lieberman for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies.
The Bank may terminate Mr. Lieberman’s employment with or without cause, and Mr. Lieberman may terminate his employment with or without good reason. Mr. Lieberman’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Lieberman, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”
Under his employment agreement, Mr. Lieberman is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Lieberman’s employment or any time thereafter, Mr. Lieberman is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Lieberman), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).
Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Lieberman for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

James E. Baiter - Executive Vice President and Chief Credit Officer of the Bank
On May 1, 2014 the Bank entered into an employment agreement with James E. Baiter providing for a term of employment ending April 30, 2017. Mr. Baiter is entitled to an annual base salary of $400,000. Mr. Baiter is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Baiter for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies.
The Bank may terminate Mr. Baiter’s employment with or without cause, and Mr. Baiter may terminate his employment with or without good reason. Mr. Baiter’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Baiter, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”
Under his employment agreement, Mr. Baiter is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Baiter’s employment or any time thereafter, Mr. Baiter is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Baiter), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).
Potential Payments Upon Termination or Change in Control
Each of the employment agreements for Messrs. Ellert, Tese, Lieberman and Baiter includes certain severance payments upon termination of employment or a change of control of the Bank, subject to the executive’s execution of a general release and waiver of claims against us or our affiliates. The following discussion addresses such potential payments. The following description of the severance payments applies generally with respect to Messrs. Ellert, Tese, Lieberman and Baiter, except as specifically noted.
The following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Bank for cause or by the executive without good reason.

•	Termination by the Bank without cause or by the executive for good reason.

•	Termination within six months before or 12 months following a change of control (i) by the Bank without cause or (ii) by the executive for good reason.

•	Termination due to the executive’s death or by the Bank based on the executive’s disability.
If the executive’s employment is terminated under any circumstances, he is entitled to certain accrued benefits as follows: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he might be entitled upon termination pursuant to the benefit, annual bonus and incentive plans and programs referred to in the employment agreement in accordance with the terms of such plans and programs.
Termination for Cause by the Bank or Without Good Reason by the Executive
If the executive’s employment is terminated by the Bank for cause, or if the executive terminates his employment without good reason, he is entitled only to his accrued benefits.
Termination Without Cause by the Bank or for Good Reason by the Executive
If the executive’s employment is terminated by the Bank without cause, or if the executive terminates his employment for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 12 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.
Change of Control
In the case of Mr. Ellert, if the executive’s employment is terminated prior to the expiration of the term within six months before or 12 months following a change of control (A) by the Bank without cause or (B) by the executive for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the product of three times the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 36 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.
In the case of each of Messrs. Tese, Lieberman and Baiter, if the executive’s employment is terminated prior to the expiration of the term within six months before or 12 months following a change of control (A) by the Bank without cause or (B) by the executive for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the product of two times the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 24 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.
Termination of Employment Due to Death or Disability
If the executive’s employment is terminated prior to the expiration of the term by reason of death or disability, he, or his estate or beneficiaries, are entitled to the following, in addition to his accrued benefits: (i) continued payment of his salary to himself in the case of disability (less any disability benefits provided to the executive under any disability insurance paid for or for which premiums paid by the executive were reimbursed by the Bank) and to his estate in the case of death, in the case of disability, through the end of the term, and in the case of death, for each of Messrs. Ellert, Tese and Lieberman, through the thirty-six month period following his death, and for Mr. Baiter, through the end of the term (less any life insurance benefits provided by the Bank or any life insurance policy paid for, or for which the premiums paid by Mr. Baiter were reimbursed, by the Bank), and (ii) in the case of disability, up to 18 months of the monthly premiums for COBRA continuation coverage and in the case of death, in the event the executive’s spouse timely elected COBRA continuation coverage, the monthly premiums during the COBRA continuation coverage period paid for the level of coverage the executive maintained prior to his death.

The following table quantifies the potential payments to Mr. Ellert upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2016.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination following Change in Control without Cause or for Good Reason		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		$2,850,000	(1)	$2,216,667	(2)
Severance Benefit	-	-	$950,000	(3)	$2,850,000	(4)	-		-
Total Cash Payments	-	-	$950,000		$2,850,000		$2,850,000		$2,216,667

Benefits & Perquisites
Health and Welfare Benefits (5)	-	-	$10,255		$10,255		$20,510		$10,255
Total Benefits & Perquisites	-	-	$10,255		$10,255		$20,510		$10,255

Long-Term Incentive Compensation
Value of Accelerated Cash Award	-	-	$3,245,508		$4,868,262		$3,245,508		$3,245,508
Value of Accelerated Stock Award	-	-	$1,445,453		$1,927,271		$1,445,453		$1,445,453
Value of Accelerated Option Awards	-	-	$931,657		$931,657		-		-
Total Value of Long-Term Incentive Compensation	-	-	$5,622,618		$7,727,190		$4,690,961		$4,690,961

Total Value of Payments and Benefits	-	-	$6,582,873		$10,587,445		$7,561,471		$6,917,883

(1)	Represents continued payment of salary during the 36 month period following Mr. Ellert’s death in accordance with our normal payroll practices.

(2)	Represents continued payment of Mr. Ellert’s annual Base Salary during the remainder of the term of Mr. Ellert’s Employment Agreement in accordance with our normal payroll practices.

(3)
Represents the sum of Mr. Ellert’s annual Base Salary plus the average annual bonus paid or payable to Mr. Ellert during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.

(4)
Represents three times the sum of Mr. Ellert’s annual Base Salary and average annual bonus paid or payable to Mr. Ellert during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 36 months following termination in accordance with our normal payroll practices.

(5)	Consists of reimbursement for COBRA coverage premiums during the maximum period of continuation coverage.

The following table quantifies the potential payments to Mr. Tese upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2016.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination following Change in Control without Cause or for Good Reason		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		$1,500,000	(1)	$1,166,667	(2)
Severance Benefit	-	-	$500,000	(3)	$1,000,000	(4)	-		-
Total Cash Payments	-	-	$500,000		$1,000,000		$1,500,000		$1,166,667

Benefits & Perquisites
Health and Welfare Benefits	-	-	-		-		-		-
Total Benefits & Perquisites	-	-	-		-		-		-

Long-Term Incentive Compensation
Value of Accelerated Stock Award	-	-	$508,100		$1,445,453		$508,100		$508,100
Total Value of Long-Term Incentive Compensation	-	-	$508,100		$1,445,453		$508,100		$508,100

Total Value of Payments and Benefits	-	-	$1,008,100		$2,445,453		$2,008,100		$1,674,767
(1) Represents continued payment of salary during the 36 month period following Mr. Tese’s death in accordance with our normal payroll practices.

(2)	Represents continued payment of Mr. Tese’s annual Base Salary during the remainder of the term of Mr. Tese’s Employment Agreement in accordance with our normal payroll practices.

(3)
Represents the sum of Mr. Tese’s annual Base Salary plus the average annual bonus paid or payable to Mr. Tese during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.

(4)
Represents three times the sum of Mr. Tese’s annual Base Salary and average annual bonus paid or payable to Mr. Tese during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 24 months following termination in accordance with our normal payroll practices.

The following table quantifies the potential payments to Mr. Lieberman upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2016.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination following Change in Control without Cause or for Good Reason		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		$1,500,000	(1)	$1,166,667	(2)
Severance Benefit	-	-	$500,000	(3)	$1,000,000	(4)	-		-
Total Cash Payments	-	-	$500,000		$1,000,000		$1,500,000		$1,166,667

Benefits & Perquisites
Health and Welfare Benefits (4)	-	-	$29,092		$29,092		$48,487		$29,092
Total Benefits & Perquisites	-	-	$29,092		$29,092		$48,487		$29,092

Long-Term Incentive Compensation
Value of Accelerated Stock Award	-	-	$508,100		$1,445,453		$508,100		$508,100
Total Value of Long-Term Incentive Compensation	-	-	$508,100		$1,445,453		$508,100		$508,100

Total Value of Payments and Benefits	-	-	$1,037,192		$2,474,545		$2,056,587		$1,703,859
(1) Represents continued payment of salary during the 36 month period following Mr. Lieberman’s death in accordance with our normal payroll practices.

(2)	Represents continued payment of Mr. Lieberman’s annual Base Salary during the remainder of the term of Mr. Lieberman Employment Agreement in accordance with our normal payroll practices.

(3)
Represents the sum of Mr. Lieberman’s annual Base Salary plus the average annual bonus paid or payable to Mr. Lieberman during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.

(4)
Represents two times the sum of Mr. Lieberman’s annual Base Salary and average annual bonus paid or payable to Mr. Lieberman during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 24 months following termination in accordance with our normal payroll practices.

(5)	Consists of reimbursement for COBRA coverage premiums during the maximum period of continuation coverage.

The following table quantifies the potential payments to Mr. Baiter upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2016.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination following Change in Control without Cause or for Good Reason		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		$1,200,000	(1)	$933,333	(2)
Severance Benefit	-	-	$700,000	(3)	$1,400,000	(4)	-		-
Total Cash Payments	-	-	$700,000		$1,400,000		$1,200,000		$933,333

Benefits & Perquisites
Health and Welfare Benefits (5)	-	-	$31,503		$31,503		$52,505		$31,503
Total Benefits & Perquisites	-	-	$31,503		$31,503		$52,505		$31,503

Long-Term Incentive Compensation
Value of Accelerated Cash Award	-	-	-		$200,000		-		-
Value of Accelerated Option Awards	-	-	$755,565		$755,565		-		-
Total Value of Long-Term Incentive Compensation	-	-	$755,565		$955,565		-		-

Total Value of Payments and Benefits	-	-	$1,487,068		$2,387,068		$1,252,505		$964,836
(1) Represents continued payment of Mr. Baiter's salary during the 36 month period following Mr. Baiter's death in accordance with our normal payroll practices.
(2) Represents continued payment of Mr. Baiter’s annual Base Salary during the remainder of the term of Mr. Baiter’s Employment Agreement in accordance with our normal payroll practices.

(3)
Represents the sum of Mr. Baiter’s annual Base Salary plus the average annual bonus paid or payable to Mr. Baiter during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.

(4)
Represents two times the sum of Mr. Baiter’s annual Base Salary and average annual bonus paid or payable to Mr. Baiter during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 24 months following termination in accordance with our normal payroll practices.

(5)	Consists of reimbursement for COBRA coverage premiums during the maximum period of continuation coverage.

The following table quantifies the potential payments to Ms. Simons upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2016.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/Change in Control)	Termination Due to Death	Termination Due to Disability
Cash Payment
Total Cash Payments	-	-	-	-	-	-

Benefits & Perquisites
Total Benefits & Perquisites	-	-	-	-	-	-

Long-Term Incentive Compensation
Value of Accelerated Cash Award	-	-	-	$75,000	-	-
Value of Accelerated Option Awards	-	-	-	$679,350	-	-
Total Value of Long-Term Incentive Compensation	-	-	-	$754,350	-	-

Total Value of Payments and Benefits	-	-	-	$754,350	-	-
For purposes of the employment agreements, “cause,” “change of control,” “good reason” and “disability” are defined as follows:
“Cause” generally includes:

•	the misappropriation of funds or property of the Bank or its affiliates, or willful destruction of property of the Bank or of its affiliates;

•
the conviction of (1) a felony or (2) any crime involving fraud, dishonesty or moral turpitude or that materially impairs the executive officer’s ability to perform his duties with the Bank or that causes material damage to the Bank or its affiliates;

•	the violation of any banking law or regulation or agreement with any banking agency having jurisdiction over the Bank which is reasonably likely to result in damage to the Bank or its affiliates;

•
engaging in willful misconduct which constitutes a breach of fiduciary duty or the duty of loyalty to the Bank or its affiliates and which is reasonably likely to result in material damage to the Bank or its affiliates;

•	the willful and material failure to perform his duties with the Bank (other than as a result of total or partial incapacity due to physical or mental illness), subject to a 15-day cure period;

•
the (1) willful violation of the Bank’s material policies or rules or (2) grossly negligent or willful misconduct in the performance of his duties with the Bank, in each case, which is reasonably likely to result in material damage to the Bank or its affiliates, subject to a 15-day cure period;

•
in the case of Mr. Baiter, the engagement in any conduct which may result in material injury to the Bank’s reputation if Mr. Baiter were retained in his position with the Bank, including a failure to honor his personal financial obligations as evidenced by defaults, judgments, commencement of any bankruptcy proceeding, or appointment of a trustee or receiver for Mr. Baiter; or

•	the material breach of any material provisions of the applicable employment agreement, subject to a 15-day cure period.
A “change of control” is generally deemed to occur upon:

•
any “person” is or becomes a “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Bank (calculated in accordance with Rule l3d-3 under the Exchange Act); provided, that the term “persons” as defined in Sections l3(d) and l4(d) of the Exchange Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Bank;

•
a merger of the Bank, the sale or disposition by the Bank of all or substantially all of its assets, or any other business combination of the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Bank or such surviving entity outstanding immediately after such merger or business combination; or

•
a majority of the directors who constituted the board of directors of the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election.

“Good Reason” generally includes:

•
the executive ceasing to be, in the case of Mr. Ellert, President and Chief Executive Officer of the Bank, in the case of Mr. Tese, Executive Chairman of the Bank, in the case of Mr. Lieberman, Executive Vice Chairman of the Bank, or in each case of the preceding individuals, such executive’s removal from the Board of Directors of the Bank, or in the case of Mr. Baiter, a senior executive of the Bank;

•	the failure of the Bank to indemnify the executives, or to maintain directors’ and officers’ liability insurance coverage for the executives, as required;

•	the decrease or material failure of the Bank to pay the executive’s compensation described in the applicable employment agreement, subject to a 30-day cure period;

•
in the case of Mr. Ellert, the relocation of executive’s principal work location more than 50 miles from the greater Miami or Fort Lauderdale, Florida metropolitan area, and in the case of each of Mr. Tese and Mr. Lieberman, if the Bank seeks to require such executive to perform his duties for the Bank in any particular geographic location without such executive’s written agreement; or

•	in the case of Mr. Ellert, ceasing to be the most senior executive officer (other than Mr. Tese and Mr. Lieberman) of any affiliated group that includes the Bank and the Company.
A “disability” generally includes the executive’s inability to perform the duties and responsibilities contemplated under the employment agreement for a period of either (A) 90 consecutive days or (B) six months in any 12-month period due to a physical or mental incapacity or impairment.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2016.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Plan Category:
Equity compensation plans approved by security holders	3,934,735	$23.88	1,051,288
Equity compensation plans not approved by security holders	2,164,258	$20.63	50,837
Total	6,098,993	$22.73	1,102,125

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s securities as of March 9, 2017 of (i) each person known to the Company to beneficially own more than 5% of the Company’s voting securities (the Class A Common Stock), (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and executive officers of the Company as a group. As of March 9, 2017, a total of 42,274,440 shares of Class A Common Stock were outstanding. The column entitled “Percentage of Class” shows the percentage of total voting Class A Common Stock beneficially owned by each listed party. The Company also has Class B Common Stock. As of March 9, 2017, none of the shares of our Class B Common Stock were outstanding.
The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” as of March 9, 2017 of any shares which such person has the right to acquire within 60 days of March 9, 2017, through the exercise or conversion of any stock option, convertible security, warrant or other right. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on March 9, 2017, any security which such person or persons have the right to acquire within 60 days of March 9, 2017 is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
Except as indicated by the footnotes below, we believe, based on the information furnished to us or disclosed in public filings made with the SEC by the applicable listed party, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our Class A Common Stock that they beneficially own, subject to applicable community property laws.

	Number of Shares of Class A Common Stock Beneficially Owned
Name of beneficial owner (1)	Number	%
Executive Officers, and Directors
Vincent S. Tese(2)	1,793,917	3.7
Les J. Lieberman(3)	1,792,404	3.7
Kent S. Ellert(4)	1,105,270	2.3
Jennifer L. Simons (5)	5,000	*
James E. Baiter(6)	300,000	*
Stuart I. Oran(7)	631,292	1.3
Alan S. Bernikow(8)	207,200	*
Thomas E. Constance(9)	135,000	*
Howard R. Curd(10)	72,500	*
Gerald Luterman(11)	194,200	*
William L. Mack(11)	194,200	*
Paul Anthony Novelly(12)	1,042,000	2.1
Frederic Salerno(13)	217,200	*
All Executive Officers and Directors as a group (13 persons)	7,701,183	15.4

Greater than 5% Stockholders
Black Rock Fund Advisors(14)	2,219,137	5.2
Franklin Mutual Advisers, LLC (15)	2,638,409	6.2
The Vanguard Group, Inc. (16)	2,725,341	6.4
* denotes beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the address for each executive officer and director of the Company is c/o FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

(2)
Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Tese through Bond Street Management, LLC, (ii) 496,667 shares of Class A Common Stock issuable upon the exercise of options, and (iii) warrants to purchase 664,692 shares of Class A Common Stock held by Mr. Tese directly and warrants to purchase 221,562 shares of Class A Common Stock that have been transferred by Mr. Tese to certain family members.

(3)
Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Lieberman through Bond Street Management, LLC, (ii) 89,079 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, (iii) 496,667 shares of Class A Common Stock issuable upon the exercise of options, and (iv) warrants to purchase

443,130 shares of Class A Common Stock held by Mr. Lieberman directly and warrants to purchase 443,124 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles.

(4)	Includes 925,000 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Ellert directly.

(5)
Includes 5,000 shares of Class A Common Stock issuable upon the exercise of options. This does not include 52,500 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of March 9, 2017.

(6)
Includes 300,000 shares of Class A Common Stock issuable upon the exercise of options. This does not include 25,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of March 9, 2017.

(7)
Includes (i) 315 shares of Class A Common Stock beneficially owned by Mr. Oran through Bond Street Management, LLC, (ii) 206,390 shares of Class A Common Stock issuable upon the exercise of options, and (iii) warrants to purchase 417,483 shares of Class A Common Stock.

(8)	Includes 203,000 shares of Class A Common Stock issuable upon the exercise of options.

(9)	Includes 133,000 shares of Class A Common Stock issuable upon the exercise of options.

(10)	Includes 30,000 shares of Class A Common Stock issuable upon the exercise of options.

(11)	Includes 190,000 shares of Class A Common Stock issuable upon the exercise of options.

(12)
Includes 1,040,000 shares of Class A Common Stock owned by St. Albans Global Management Limited Partnership, LLLP, or SAGM, which Mr. Novelly may be deemed to beneficially own by reason of his position as chief executive officer of, and his minor pecuniary interest in, SAGM. Mr. Novelly disclaims beneficial ownership of any shares held by SAGM except to the extent of his minor pecuniary interest.

(13)	Includes 203,000 shares of Class A Common Stock issuable upon the exercise of options

(14)	The address of Black Rock, Inc. is 55 East 52nd Street, New York, New York 10055.

(15)	The address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Pkwy, Short Hills, New Jersey 07078.

(16)	The address of The Vanguard Group LLC is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Statement of Policy Regarding Transactions with Related Persons
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders).
We have adopted policies to comply with these regulatory requirements and restrictions. Our policy provides that the Company’s Audit Committee shall, prior to the Company entering into any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, review and approve such transaction and recommend to the Board of Directors that it approve such transaction; however, the Company may only enter into a related party transaction approved by the Audit Committee if the Board of Directors also approves such transaction. The Audit Committee shall report to the Board of Directors any proposed related party transaction that it does not approve. The Audit Committee shall also review and report to the Board of Directors any questions of possible conflict of interest involving members of the Board of Directors, members of senior management or their immediate families.
Certain Relationships and Related Person Transactions
On June 1, 2010, the Bank, Bond Street Management, LLC, Bond Street Investors LLC and the Company (formerly Bond Street Holdings LLC) entered into an Office Space, Expenses and Tax Allocation Agreement, as amended and restated from time to time. Under the terms of the allocation agreement, as amended, (i) Bond Street Management, LLC, Bond Street Investors LLC and the Company will rent office space from the Bank at a fair market rate, (ii) the Company will prepare and file consolidated federal income tax returns on behalf of Bond Street Management, LLC, Bond Street Investors LLC, the Company and the Bank, (iii) the Bank will pay to the Company an amount equal to the federal income taxes the Bank would have paid if it were not included in such returns, and (iv) the Bank will provide certain administrative and support services and incur other miscellaneous expenses for the benefit of Bond Street Management, LLC, Bond Street Investors LLC and the Company. All payments, reimbursements and other amounts due under the allocation agreement are required to be made by the applicable party on a quarterly basis. Since January 1, 2016, the Company paid approximately $1,650,000 per quarter to the Bank in respect of office space, shared cost of salaries for several executives and professional fees applicable to holding company matters and expects to continue to pay such amount going forward.
Kramer Levin Naftalis & Frankel LLP serves as the Company’s principal outside legal counsel, and regularly bills the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP. For the period of January 1, 2016 through December 31, 2016, the Company has incurred charges of approximately $430,000 for legal services provided by Kramer Levin Naftalis & Frankel LLP, or less than 1% of the total revenues of Kramer Levin Naftalis & Frankel LLP for such period.
On November 12, 2009, prior to the Company’s initial private placement financing, the Company issued, as a distribution without additional consideration in respect of its pre-existing equity (substantially all of which pre-existing equity was beneficially owned by Messrs. Lieberman, Tese and Oran) warrants to purchase 3,310,428 shares of Class A Common Stock, at per share exercise prices of $24.24, $26.18 and $28.28 each for one-third of such shares, exercisable in three substantially equal portions on each of the 6-month, 18-month and 30-month anniversaries of the consummation of a “Qualified IPO”, but in no event prior to January 25, 2013. Such warrants were originally scheduled to expire on November 12, 2016. On November 15, 2013, the Compensation Committee of the Company determined to extend the expiration date of such warrants to November 12, 2019. Such determination was also approved by the Board of the Company. Each of Messrs. Lieberman and Tese (or related transferees) holds warrants to acquire 886,254 shares, and Mr. Oran (or related transferees) holds warrants to acquire 417,483 shares. In each case, warrants issued prior to our conversion from a limited liability company to a corporation on October 1, 2010 initially represented rights to acquire limited liability company interests, and after October 1, 2010 represent rights to acquire an equivalent number of shares of common stock.
Katherine A. Ellert, the spouse of Kent S. Ellert, our President and Chief Executive Officer, has served the Company in various capacities since 2010 and in her current position as our Quality Control Executive since 2014, prior to her marriage to Mr. Ellert. Mr. Ellert was not involved in decisions regarding Ms. Ellert’s hiring, promotion or compensation. Ms. Ellert reports to our Chief Risk Officer. During 2016, Ms. Ellert received base salary of $195,000, a cash bonus of $130,000, and a company-match 401(k) contribution of $4,001. She also received an option award for the purchase of 50,000 shares of Class A Common Stock at an exercise price of $36.11. The option has a ten year term and becomes exercisable in a single increment on the fifth anniversary of the grant date. Ms. Ellert’s compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Certain of the directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and business entities or organizations with which such individuals are associated) were customers of, and had loans, deposits and/or commitments with, the Bank in the ordinary course of its business during 2016, and we expect such transactions will continue in the future. All loans to such persons were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness who were not related to the Bank. In the opinion of management, these transactions did not involve more than a normal risk of collectability or present other unfavorable features.

PROPOSAL 3-RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017, subject to ratification by our stockholders at the Annual Meeting. Should Grant Thornton LLP be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services.
Representatives of the firm of Grant Thornton LLP, our independent registered public accounting firm for the year ended December 31, 2016, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders, if any.
Fees Paid to Independent Registered Public Accounting Firm for 2015 and 2016
The following is a summary of the fees charged to us by Grant Thornton LLP for professional services rendered for 2015 and 2016:

	2015	2016
	(In millions)
Audit Fees	0.9	1.3
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total Fees	0.9	1.3
Audit Fees. Audit Fees consist of fees billed by Grant Thornton LLP for professional services rendered for the audit of our consolidated financial statements, and the review of the consolidated financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Audit Fees also include the aggregate fees billed for professional services performed in connection with our filing of certain Registration Statements filed pursuant to the Securities Act, as well as other services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years.
Audit-Related Fees. Audit-Related Fees consist of fees billed by Grant Thornton LLP for professional services rendered for assurances related to our consolidated financial statements and are not reported under “Audit Fees” above. These services primarily relate to attestation services performed to report on our compliance with certain contractual provisions of the various purchase and assumption agreements between the Company and the FDIC, compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of our 401(k) plan.
Tax Fees. Tax Fees consist of fees billed by Grant Thornton LLP for professional services rendered for tax services, income tax return preparation, tax advice and tax planning.
All Other Fees. All Other Fees consist of fees billed by Grant Thornton LLP relating to products and services provided by Grant Thornton LLP other than those reported above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” For 2015 and 2016, All Other Fees primarily represent fees billed by Grant Thornton LLP for miscellaneous services.
Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.
The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee may authorize any member of the Audit Committee to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. However, the Audit Committee must review the decisions made by such authorized member of the Audit Committee at its next scheduled meeting. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. All of the services performed by Grant Thornton LLP for the Company during 2015 and 2016 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee pre-approval policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.
OTHER MATTERS
Our Board knows of no other matters that may be properly presented for consideration by the stockholders at the Annual Meeting. If any other matters do properly come before the Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

REQUIREMENTS AND DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF
DIRECTORS AND OTHER BUSINESS BY STOCKHOLDERS
In order to submit stockholder proposals for the 2018 Annual Meeting of stockholders for inclusion in the Company’s Proxy Statement pursuant to Exchange Act Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in Weston, Florida, no later than December 4, 2017 (provided, however, if the date of the 2018 annual stockholders’ meeting has been changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2018 Annual Meeting).
The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Corporate Secretary, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
Our Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s Proxy Statement, but that a stockholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2018 Annual Meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the Meeting outside of Rule 14a-8 under the Exchange Act must be delivered to or mailed and received by the Corporate Secretary at the Company’s principal office in Weston, Florida (see address above) no earlier than January 15, 2018 and no later than February 14, 2018 (provided, however, that if the 2018 Annual Meeting of stockholders is to be held on a date that is not within 30 days before or later than 70 days after the one-year anniversary of this year’s Annual Meeting date, the stockholder’s notice in order to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the public disclosure of the date of the 2018 Annual Meeting of stockholders). All director nominations and stockholder proposals must comply with the requirements of the Company’s Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.
Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the Meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X The Sample Company 02K9UA 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowC Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. For Against Abstain 2. Proposal to approve, on a nonbinding advisory basis, the compensation paid to the named executive officers. For Against Abstain 3. Proposal to ratify independent registered public accounting firm for 2017. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Vincent S. Tese 02 - Les J. Lieberman 03 - Stuart I. Oran 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION Admission Ticket q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 pm, Eastern Daylight Savings Time, on May 14, 2017. Vote by Internet • Go to www.envisionreports.com/FCB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2017 Annual Meeting of Shareholders 1177 Avenue of the Americas, New York, New York 10036 Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2017 Kent S. Ellert and Stuart I. Oran, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of FCB Financial Holdings, Inc. to be held on May 15, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — FCB Financial Holdings, Inc. 2017 Annual Meeting Admission Ticket 2017 Annual Meeting of FCB Financial Holdings, Inc. Shareholders Monday, May 15, 2017, 9:30 am Local Time Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas, New York, New York 10036 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q